UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2025

B. Riley FinanCIAl, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800

Los Angeles, CA 90025

(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 26, 2025 (the “Closing Date”), B. Riley Financial, Inc., a Delaware corporation (the “Company”), and the Company’s wholly owned subsidiary, BR Financial Holdings, LLC, a Delaware limited liability company (the “Borrower”), entered into a credit agreement (the “Credit Agreement”), by and among the Company, the Borrower, the lenders party thereto, and Oaktree Fund Administration, LLC, as administrative agent and as collateral agent, providing for (i) a three-year $125 million secured term loan credit facility (the “Initial Term Loan Facility”) and (ii) a four-month $35 million secured delayed draw term loan credit facility (the “Delayed Draw Facility” and, together with the Initial Term Loan Facility, the “Credit Facilities”).

On the Closing Date, the Borrower borrowed the full $125 million under the Initial Term Loan Facility and the full $35 million under the Delayed Draw Facility. The Initial Term Loan Facility will mature on the earlier of (i) February 26, 2028, and (ii) if any series of bonds, notes or bank indebtedness of the Company or the Borrower (other than the Company’s 6.375% Senior Notes due 2025 and the Company’s 5.00% Senior Notes due 2026) is outstanding on the date 91 days prior to the stated maturity date thereof with an aggregate outstanding amount exceeding $10,000,000, the date that is 91 days prior to the stated maturity date thereof, subject to acceleration or prepayment. The Delayed Draw Facility will mature on June 30, 2025, subject to acceleration or prepayment.

Use of Proceeds

The proceeds of the Initial Term Loan Facility was used (i) to repay the Company’s existing indebtedness under that certain credit agreement, dated August 21, 2023 (as amended by Amendment No. 1, dated as of October 6, 2023, as further amended by Amendment, No. 2, dated as of March 26, 2024, as further amended by Amendment No. 3, dated as of May 24, 2024, as further amended by Amendment No. 4, dated as of September 17, 2024, as further amended by Amendment No. 5, dated as of December 9, 2024, as further amended by Amendment No. 6, dated as of January 3, 2025 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof), by and among the Company, the Borrower, the lenders party thereto, Nomura Corporate Funding Americas, LLC, as administrative agent and Computershare Trust Company, N.A., as collateral agent, (ii) for working capital and general corporate purposes and (iii) to pay transaction fees and expenses.

The proceeds of the Delayed Draw Facility was used (i) to fund obligations relating to the liquidation of substantially all of the assets of JOANN, Inc. and its subsidiaries and (ii) for working capital and general corporate purposes.

Guarantees

All obligations under the Credit Facilities are unconditionally guaranteed jointly and severally by (i) the Company, and (ii) all direct and indirect wholly-owned subsidiaries of the Borrower, subject to certain excluded subsidiaries (collectively, the “Guarantors”).

Security

The Credit Facilities are secured on a first priority basis by: (i) a security interest in the equity interests of the Borrower and each of the Borrower’s subsidiaries (subject to certain exclusions); and (ii) a security interest in substantially all of the assets of the Borrower and the Guarantors.

Interest Rate and Fees

SOFR Loans (as defined in the Credit Agreement) will accrue interest at the Adjusted Term SOFR Rate (as defined in the Credit Agreement) determined for such day plus an applicable margin of 8.00%. Base Rate Loans (as defined in the Credit Agreement) will accrue interest at the Base Rate (as defined in the Credit Agreement) plus an applicable margin of 7.00%.

In addition to paying interest on outstanding borrowings under the Credit Facilities, the Borrower is required to pay (i) a closing fee of 3.00% of the aggregate principal amount of the loans under the Initial Term Loan Facility and 2.00% of the aggregate principal amount of the loans under the Delayed Draw Facility, and (ii) an exit fee upon the prepayment or repayment of the Credit Facilities of 5.00% of the aggregate principal amount of such loans repaid, provided, that the Initial Term Loan Facility exit fee shall not be payable if the share price for the Company's common stock, $0.0001 par value per share (the "Common Stock"), exceeds a certain threshold.

Prepayments

The Borrower may voluntarily prepay borrowings under the Credit Agreement. With respect to the first $62.5 million in principal amount prepaid of the Initial Term Loans, the Borrower will be required to pay a prepayment premium equal to 5.0% of such Initial Term Loans prepaid. With respect to the final $62.5 million in principal prepaid of the Initial Term Loans, the Borrower will be required to pay a prepayment premium equal to, (x) if such prepayment occurs before the second anniversary of the Closing Date, an amount equal to the sum of (I) all required payments of interest (calculated at the rate of interest in effect on the applicable repayment or prepayment date, assuming that all such interest accrues at the Prepayment Premium Rate (as defined in the Credit Agreement)) on the principal amount of the Initial Term Loans being prepaid or repaid from the applicable repayment or prepayment date through (but excluding) the second anniversary of the Closing Date, discounted at a discount factor equal to the Treasury Rate plus 0.50%, plus (II) 5.00% of the principal amount of the Initial Term Loans being repaid or prepaid, and (y) if on or after the second anniversary of the Closing Date, 5.00% of the principal amount of the Initial Term Loans being repaid or prepaid.

Subject to certain eligibility requirements, certain assets of the Borrower are placed into a borrowing base (the “Borrowing Base”), which serves to limit the borrowings under the Credit Facilities. The sale of an asset in the Borrowing Base requires the Borrower to make a prepayment in an amount equal to the proceeds of such disposition multiplied by the percentage “credit” that is assigned to such asset in the Borrowing Base. If the Borrowing Base (based on the most recent valuation as of the date of determination) is not on any day at least 150% of the aggregate principal amount of the Initial Term Loans and the Delayed Draw Term Loans outstanding on such date, the Borrower is obligated to prepay the loans or post cash in a controlled account in an aggregate amount equal to the amount required to make the Borrowing Base be at least 150% of the aggregate principal amount of the Initial Term Loans and the Delayed Draw Term Loans outstanding on such date.

Representations and Warranties

The Credit Agreement contains certain representations and warranties (subject to certain agreed qualifications) that are customary for financings of this type.

Certain Covenants

The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limit the Company’s, the Borrower’s and the Borrower’s subsidiaries’ ability to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, to enter into restrictive agreements, to make certain investments, loans, advances, guarantees and acquisitions, to prepay certain indebtedness and to pay dividends or to make other distributions or redemptions/repurchases in respect of their respective equity interests.

In addition, the Credit Agreement contains a liquidity covenant that requires the Company to maintain Liquidity (as defined in the Credit Agreement) of at least $50 million (or $25 million at any time that the aggregate principal amount of Credit Facilities outstanding is less than or equal to $62.5 million).

Events of Default

The Credit Agreement contains customary events of default, including with respect to a failure to make payments under the Credit Facilities, cross-default, certain bankruptcy and insolvency events and customary change of control events.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrants

In connection with the Credit Agreement, on February 26, 2025, the Company issued to certain affiliates of Oaktree Capital Management, L.P. (the “Holders”) warrants (the “Warrants”) to purchase approximately 1,832,290 shares (or 6% on a fully diluted basis) of the Company’s Common Stock at an exercise price of $5.14 per share. The Warrants contain certain anti-dilution provisions pursuant to which, under certain circumstances, the Holders would be entitled to exercise the Warrants for up to 19.9% of the then-outstanding shares of Common Stock.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

In connection with the issuance of the Warrants, on February 26, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Holders, pursuant to which the Company has granted the Holders (i) certain shelf registration rights whereby the Company will register resales of Common Stock issued upon exercise of the Warrants and (ii) certain piggyback registration rights, in each case subject to the terms and conditions set forth in the Registration Rights Agreement. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrants were issued pursuant to exemptions from registration under the Securities Act of 1933, as amended, by reason of Section 4(a)(2) thereof.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated February 26, 2025, among B. Riley Financial, Inc., BR Financial Holdings, LLC, each of the lenders from time to time parties thereto, Oaktree Fund Administration, LLC, and Computershare Trust Company, N.A.*

10.2	Form of Warrant, dated February 26, 2025, issued by B. Riley Financial, Inc. to RPVOF Broker CTB, LLC, OPIF Broker Holdings, L.P., Oaktree-Copley Investments, LLC, OPPS XII Broker E Holdings, L.P. and OCM SSF III Broker Debt Holdings, L.P.

10.3	Registration Rights Agreement, dated February 26, 2025, among B. Riley Financing, Inc., RPVOF Broker CTB, LLC, OPIF Broker Holdings, L.P., Oaktree-Copley Investments, LLC, OPPS XII Broker E Holdings, L.P., and OCM SSF III Broker Debt Holdings, L.P.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	In accordance with Item 601(a)(5) of Regulation S-K certain schedules and exhibits have not been filed. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Chairman & Co-CEO

Date: March 4, 2025

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